Exhibit 99.1

Flywire Reports First Quarter 2026 Financial Results

First Quarter Revenue Increased 41.0% Year-over-Year

First Quarter Revenue Less Ancillary Services Increased 43.0% Year-over-Year

Previous Fiscal Year 2026 Revenue Less Ancillary Services growth guidance raised by 300 bps at midpoint, Adjusted EBITDA margin growth guidance raised by 25 bps at midpoint

Announces up to $50 million accelerated share repurchase (ASR) program

Boston, MA – May 5, 2026: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”), a global payments enablement and software company, today reported financial results for its first quarter ended March 31, 2026.

“We started 2026 with a strong first quarter — above expectations on revenue and adjusted EBITDA, with new client wins across all four verticals," said Mike Massaro, Flywire’s CEO. “The results reflect what we have been building toward: a durable, scalable business, diversified across verticals and geographies - and one that is increasingly resilient and increasingly profitable.”

First Quarter 2026 Financial Highlights:

GAAP Results

●
Revenue increased 41.0% to $188.1 million in the First quarter of 2026, compared to $133.5 million in the First quarter of 2025.
●
Gross Profit increased to $106.8 million, resulting in Gross Margin of 56.8%, for the First quarter of 2026, compared to Gross Profit of $80.5 million and Gross Margin of 60.3% in the First quarter of 2025.
●
Net income was $12.5 million in the First quarter of 2026, compared to net loss of ($4.2) million in the First quarter of 2025.

Key Operating Metrics and Non-GAAP Results

●
Total Payment Volume increased 36.5% to $11.4 billion in the First quarter of 2026, compared to $8.4 billion in the First quarter of 2025.
●
Revenue Less Ancillary Services increased 43.0% to $184.0 million in the First quarter of 2026, compared to $128.7 million in the First quarter of 2025. FX-Neutral Revenue Less Ancillary Services increased 37.2% year-over-year.
●
Adjusted Gross Profit increased to $110.5 million, up 33.9% compared to $82.5 million in the First quarter of 2025. Adjusted Gross Margin was 60.1% in the First quarter of 2026 compared to 64.1% in the First quarter of 2025.
●
Adjusted EBITDA increased 81.8% to $39.3 million in the First quarter of 2026, compared to $21.6 million in the First quarter of 2025. Adjusted EBITDA margin increased by 452 bps year-over-year to 21.4% in the First quarter of 2026.

●
Repurchased approximately 0.9 million shares of our common stock for approximately $10 million (excluding commissions), with approximately $172 million remaining in the share repurchase program as of the end of the First quarter of 2026.

Key Business Performance highlights:

Commercial Highlights

●
Signed over 200 new clients across all verticals1 demonstrating broad-based demand and consistent top-of-funnel conversion.
●
Strategic Expansion via Inspired Education Group: Continued to grow our partnership with one of the world’s largest private K–12 education groups, accelerating expansion across premium international schools in Europe and adding new clients in Switzerland, Portugal, Latvia, and Belgium, while creating a scalable pathway for broader group-wide growth.

Product & Partner Highlights

●
Deepening EDU Ecosystem Monetization — Partnered with Scholarship America to embed Flywire deeper into the student financial journey — automating scholarship disbursements and replacing manual paper checks with seamless digital delivery. This expands the payment flows we own within institutions, capturing disbursement alongside tuition collection and moving Flywire closer to becoming the end-to-end financial infrastructure layer for higher education.
●
Hosted Flywire's annual U.K. higher education conference, bringing together more than 140 senior finance and international admissions professionals from U.K. university clients to showcase how Student Financial Software (SFS) is automating the student financial journey, driving self-service, reducing manual work, and creating more predictable working capital cycles.
●
Over the past year, Flywire has embedded AI in its product development processes, cutting weeks off development time, speeding issue fixes and decreased payment processing time by 20%. Flywire has expanded the platform with capabilities that automate custom email communications to specific groups of students, improve due date visibility, and digitize non-traditional funding sources, such as processing U.S. loan disbursements. Flywire continues to add functionality to the Collection Management component of SFS, including support for multiple account types. This will enable institutions to manage and collect on separate debts in parallel. Together, these enhancements are designed to reduce operational burden and strengthen revenue management.
●
Flywire successfully migrated its first hospitality client onto the new core Flywire travel platform. The team is also on track to launch a unified "Sign and Pay" product combining Sertifi's contracting with Flywire's payment rails.
●
Workday Partnership. Flywire has strengthened its competitive position as a leader in the education payments market by successfully certifying its integration with Workday Student. Our deep integration with Workday Student acts as a key growth catalyst by enabling higher education institutions to automate global billing and reconciliation, reducing administrative inquiries by 40% and driving market share growth within the Workday ecosystem.

1 Excludes properties added through Flywire’s hospitality business (Sertifi)

Guidance

”Today we are announcing an accelerated share repurchase program of up to $50 million — the single largest capital return action in Flywire's history as a public company. The ASR program reflects our conviction in the intrinsic value of the business and our view that the current share price represents a compelling opportunity," said Flywire's CFO, Cosmin Pitigoi. “Q1 performance was broad-based and exceeded expectations. Gross profit dollar growth converted into adjusted EBITDA margin expansion, demonstrating the operating leverage in this model. We are raising our full-year guidance on the back of these strong results.”

Based on information available as of May 5, 2026, Flywire anticipates the following results for the second quarter and fiscal year 2026*.

Fiscal Year 2026
FX-Neutral Revenue Less Ancillary Services Growth	18-24% YoY
Adjusted EBITDA Margin Growth	+175 to 375 bps YoY

Second Quarter 2026
FX-Neutral Revenue Less Ancillary Services Growth	18-24% YoY
Adjusted EBITDA Margin Growth	0 to +150 bps YoY

*Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes growth within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire's stock and foreign currency exchange rates.

These statements are forward-looking, and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss first quarter financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Cosmin Pitigoi, CFO. The conference call can be accessed live via webcast from the Company's investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Note Regarding Share Repurchase Program

Repurchases under the Company’s share repurchase program (the Repurchase Program) may be made from time to time through open market purchases, in privately negotiated transactions or by other means, including through accelerated share repurchase transactions or the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions, including Rule 10b-18. The timing, value and number of shares repurchased will be determined by the Company in its discretion and will be based on various factors, including an evaluation of current and future capital needs, current and forecasted cash flows, the Company’s capital structure, cost of capital and prevailing stock prices, general market and economic conditions, applicable legal requirements, and compliance with covenants in the Company’s credit facility that may limit share repurchases based on defined leverage ratios. The Repurchase Program does not obligate the Company to purchase a specific number of, or any, shares. The Repurchase Program does not expire and may be modified, suspended, or terminated at any time without notice at the Company’s discretion.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance, which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

●
Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP less (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.
●
Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration, if applicable. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Profit and Gross Margin with a useful measure of the gross profit and gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.
●
Adjusted EBITDA. EBITDA represents our consolidated net income (loss) in accordance with GAAP adjusted to include (i) interest expense, (ii) interest income, (iii) (benefit from) provision for income taxes and (iv) depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted by excluding (a) stock-based compensation expense and related payroll taxes, (b) the impact from the change in fair value measurement for contingent consideration associated with acquisitions,(c) gain (loss) from the remeasurement of foreign currency, (d) indirect taxes related to intercompany activity, (e) acquisition related transaction costs, (f) employee retention costs, such as incentive compensation, associated with acquisition activities, (g) restructuring costs, and (h) gain (loss) from investments. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

●
Adjusted EBITDA Margin - Adjusted EBITDA Margin represents Adjusted EBITDA divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

●
FX Neutral Revenue Less Ancillary Services. FX Neutral Revenue Less Ancillary Services represents Revenue Less Ancillary Services adjusted to show presentation on a FX Neutral basis. The FX Neutral information presented is calculated by translating current-period results using prior-period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on an FX Neutral basis to provide a comparable framework for assessing how the business performed, excluding the effect of foreign currency fluctuations.

●
Non-GAAP Operating Expenses - Non-GAAP Operating Expenses represents GAAP Operating Expenses adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) depreciation and amortization, (iii) acquisition related transaction costs, if applicable, (iv) employee retention costs, such as incentive compensation, associated with acquisition activities, (v) the impact from the change in fair value measurement for contingent consideration associated with acquisitions and (vi) restructuring costs.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin or net income (loss), or operating expenses prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items.

Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes growth within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire's stock and foreign currency exchange rates. For figures in this press release reported on an "FX-Neutral basis,” Flywire calculates the year-over-year impact of foreign currency movements using prior period weighted average foreign currency exchange rates.

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare, and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports approximately 5,100** clients with diverse payment methods in more than 140 currencies across more than 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA, with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

**Excludes clients from Flywire’s Sertifi and Invoiced acquisitions

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire's forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding FX Neutral Revenue Less Ancillary Services growth, and Adjusted EBITDA margin growth and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; uncertainties associated with the timing and scope of future repurchases by FLYW of its common stock, including the ability to enter into, consummate, or complete the ASR, the purchase price of the shares acquired pursuant to the applicable ASR agreement, and the timing and duration of the ASR program, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; Flywire’s ability to enter new client verticals, including its relatively new hospitality sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; Flywire’s ability to adapt its business to changes in government policy regarding tariffs and immigration; economic and industry trends, including the risk of a global recession, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation the recent hostilities in Ukraine and involving Israel, Hamas and Iran; Flywire’s ability to adapt to recommended or implemented U.S. policy changes, in particular those that impact higher education, the desire for foreign students to study in the U.S., immigration and visa policy, and changes to regulatory agencies and depth of enforcement of regulations; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022 and The One Big Beautiful Bill Act of 2025; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Flywire's Annual Report on Form 10-K for the year ended December 31, 2025, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, expected to be filed in the second quarter of 2026. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Masha Kahn

ir@Flywire.com

Media:

Sarah King

Media@Flywire.com

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited) (Amounts in thousands, except share and per share amount)

	Three Months Ended March 31,
	2026	2025
Revenue	$188,112	$133,452
Costs and operating expenses:
Payment processing services costs	77,452	50,563
Technology and development	19,432	16,911
Selling and marketing	40,493	36,569
General and administrative	39,953	33,058
Restructuring	—	7,339
Total costs and operating expenses	177,330	144,440
Income (loss) from operations	$10,782	$(10,988)
Other income (expense):
Interest expense	(303)	(724)
Interest income	915	2,934
Gain from remeasurement of foreign currency	3,294	3,576
Gain on available-for-sale debt securities	—	158
Total other income (expense), net	3,906	5,944
Income (loss) before income taxes	14,688	(5,044)
Provision for (benefit from) income taxes	2,170	(884)
Net income (loss)	$12,518	$(4,160)
Foreign currency translation adjustment	(901)	2,677
Unrealized losses on available-for-sale debt securities, net of taxes	(34)	(129)
Total other comprehensive (loss) income	$(935)	$2,548
Comprehensive income (loss)	$11,583	$(1,612)
Net income (loss) attributable to common stockholders – basic and diluted	$12,518	$(4,160)
Net income (loss) per share attributable to common stockholders – basic	$0.10	$(0.03)
Net income (loss) per share attributable to common stockholders – diluted	$0.10	$(0.03)
Weighted average common shares outstanding – basic	122,175,684	123,235,263
Weighted average common shares outstanding – diluted	127,945,858	123,235,263

Condensed Consolidated Balance Sheets
(Unaudited) (Amounts in thousands, except par value per share and share amounts)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$311,893	$330,303
Short-term investments	13,190	24,692
Accounts receivable, net	40,182	34,776
Unbilled receivables, net	14,874	20,522
Funds receivable from payment partners	92,942	155,455
Prepaid expenses and other current assets	39,268	36,540
Total current assets	512,349	602,288
Property and equipment, net	24,333	22,125
Intangible assets, net	183,152	189,050
Goodwill	406,766	406,507
Other assets	35,779	33,343
Total assets	$1,162,379	$1,253,313
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,047	$15,298
Funds payable to clients	201,379	310,799
Accrued expenses and other current liabilities	53,432	55,715
Deferred revenue	22,669	19,951
Total current liabilities	293,527	401,763
Deferred tax liabilities	13,380	12,900
Other liabilities	3,244	3,479
Total liabilities	310,151	418,142
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized, 132,560,689 shares issued and 121,451,032 shares outstanding as of March 31, 2026; 130,335,519 shares issued and 120,086,090 shares outstanding as of December 31, 2025	13	13
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized, 1,873,320 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Treasury voting common stock, at cost; 11,109,657 and 10,249,429 shares as of March 31, 2026 and December 31, 2025, respectively	(128,125)	(118,636)
Additional paid-in capital	1,123,642	1,108,679
Accumulated other comprehensive income	1,553	2,488
Accumulated deficit	(144,855)	(157,373)
Total stockholders’ equity	852,228	835,171
Total liabilities and stockholders’ equity	$1,162,379	$1,253,313

Condensed Consolidated Statement of Cash Flows
(Unaudited) (Amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$12,518	$(4,160)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Unrealized gain on foreign exchange rates	(4,603)	(4,712)
Depreciation and amortization	8,016	5,502
Stock-based compensation expense	17,537	18,218
Amortization of deferred contract costs	550	376
Change in fair value of contingent consideration	1,237	165
Deferred tax provision	(662)	1,174
Change in provision for uncollectible accounts	147	28
Non-cash interest income	—	(508)
Amortization of debt issuance costs	99	46
Net accretion of discounts and amortization of premiums on investments	(7)	(457)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,643)	(3,623)
Unbilled receivables	5,692	4,221
Funds receivable from payment partners	63,663	26,452
Prepaid expenses, other current assets and other assets	(3,950)	(8,577)
Funds payable to clients	(109,600)	(108,992)
Accounts payable, accrued expenses and other current liabilities	(3,156)	(5,135)
Other liabilities	(390)	(246)
Deferred revenue	2,704	(566)
Net cash used in operating activities	(15,848)	(80,794)
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(319,835)
Purchase of short-term and long-term investments	—	(14,795)
Proceeds from the maturity and sale of short-term and long-term investments	11,273	98,712
Capitalization of internally developed software	(3,426)	(1,310)
Purchases of property and equipment	(139)	(187)
Net cash provided by (used in) investing activities	7,708	(237,415)
Cash flows from financing activities:
Proceeds from issuance of revolving credit facility	—	125,000
Payment of revolving credit facility	—	(65,000)
Payments of tax withholdings for net settled equity awards	(3,460)	(1,676)
Common stock repurchased	(10,031)	(49,304)
Proceeds from the issuance of stock under Employee Stock Purchase Plan	—	1,242
Proceeds from exercise of stock options	931	1,377
Net cash (used in) provided by financing activities	(12,560)	11,639
Effect of exchange rates changes on cash and cash equivalents	2,290	1,835
Net change in cash and cash equivalents	(18,410)	(304,735)
Cash and cash equivalents, beginning of period	330,303	495,242
Cash and cash equivalents, end of period	$311,893	$190,507

* We have revised the three months ended March 31, 2025, Condensed Consolidated Statements of Cash Flows to correct classification errors identified and previously disclosed in our Form 10-Q during the nine month ended September 30, 2025.

Reconciliation of Non-GAAP Financial Measures
(Unaudited) (Amounts in millions, except percentages)

Revenue Less Ancillary Services, Adjusted Gross Profit, and Adjusted Gross Margin

	Three Months Ended March 31,
(dollars in millions)	2026	2025
Revenue	$188.1	$133.5
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(4.1)	(4.4)
Marketing fees	(0.1)	(0.3)
Revenue Less Ancillary Services	$184.0	$128.7
Payment processing services costs	77.5	50.6
Hosting and amortization costs within technology and development expenses	3.9	2.4
Cost of Revenue	$81.3	$53.0
Adjusted to:
Exclude printing and mailing costs	(4.1)	(4.4)
Offset marketing fees against related costs	(0.1)	(0.3)
Exclude depreciation and amortization	(3.7)	(2.0)
Adjusted Cost of Revenue	$73.4	$46.2
Gross Profit	$106.8	$80.5
Gross Margin	56.8%	60.3%
Adjusted Gross Profit	$110.5	$82.5
Adjusted Gross Margin	60.1%	64.1%

Revenue Less Ancillary Services Disaggregated by Revenue Type
(Unaudited)

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
(dollars in millions)	Transaction	Platform and other revenues	Revenue	Transaction	Platform and other revenues	Revenue
Revenue	$155.2	$32.9	$188.1	$108.5	$25.0	$133.5
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(4.1)	(4.1)	—	(4.4)	(4.4)
Marketing fees	(0.1)	—	(0.1)	(0.3)	—	(0.3)
Revenue Less Ancillary Services	$155.1	$28.8	$184.0	$108.2	$20.6	$128.7
Percentage of Revenue	82.5%	17.5%	100.0%	81.3%	18.7%	100.0%
Percentage of Revenue Less Ancillary Services	84.3%	15.7%	100.0%	84.0%	16.0%	100.0%

FX Neutral Revenue Less Ancillary Services
(Unaudited)

	Three Months Ended March 31,		Growth
(dollars in millions)	2026	2025	Rate
Revenue	$188.1	$133.5	41%
Ancillary services	(4.2)	(4.8)
Revenue Less Ancillary Services	184.0	128.7	43%
Effects of foreign currency rate fluctuations	(7.4)	—
FX Neutral Revenue Less Ancillary Services	$176.6	$128.7	37%

Reconciliation of Non-GAAP Operating Expenses
(Unaudited)

	Three Months Ended March 31,
(dollars in millions)	2026	2025
GAAP Technology and development	$19.4	$16.9
(-) Stock-based compensation expense and related taxes	(3.3)	(3.2)
(-) Depreciation and amortization	(1.8)	(1.6)
Non-GAAP Technology and development	$14.4	$12.1

GAAP Selling and marketing	$40.5	$36.6
(-) Stock-based compensation expense and related taxes	(5.1)	(4.3)
(-) Depreciation and amortization	(5.3)	(3.0)
Non-GAAP Selling and marketing	$30.1	$29.3

GAAP General and administrative	$40.0	$33.1
(-) Stock-based compensation expense and related taxes	(9.4)	(8.4)
(-) Depreciation and amortization	(1.0)	(0.8)
(-) Acquisition related transaction costs	—	(2.5)
(-) Change in fair value of contingent consideration	(1.2)	(0.2)
Non-GAAP General and administrative	$28.3	$21.2

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended March 31,
(dollars in millions)	2026	2025
Net income (loss)	$12.5	$(4.2)
Interest expense	0.3	0.7
Interest income	(0.9)	(2.9)
Provision for (benefit from) income taxes	2.2	(0.9)
Depreciation and amortization expense	8.6	5.9
EBITDA	22.7	(1.4)
Stock-based compensation expense and related taxes	17.8	15.9
Change in fair value of contingent consideration	1.2	0.2
Gain from remeasurement of foreign currency	(3.3)	(3.3)
Gain on available-for-sale debt securities	0.0	(0.2)
Indirect taxes related to intercompany activity	0.9	0.6
Acquisition-related transaction costs	0.0	2.5
Restructuring	0.0	7.3
Adjusted EBITDA	$39.3	$21.6
Adjusted EBITDA margin	21.4%	16.8%